Exhibit E

AGREEMENT TO FILE SCHEDULE 13D JOINTLY

(as required by Item 7 of Schedule 13D)

               The undersigned persons hereby agree that reports on Schedule 13D, and any amendments thereto, may be filed in a single statement on behalf of all such persons, and further, each such person designates Marc D. Hamburg as its agent and attorney-in-fact for the purpose of executing any and all such reports required to be made by it with the Securities and Exchange Commission.

Dated:     March 14, 2003

BERKSHIRE HATHAWAY INC.		OBH, INC.

By:	/s/ MARC D. HAMBURG	By:	/s/ MARC D. HAMBURG

	Name: Marc D. Hamburg		Name: Marc D. Hamburg
	Title: Vice President		Title: Vice President

NATIONAL INDEMNITY COMPANY		NATIONAL FIRE AND MARINE INSURANCE COMPANY

By:	/s/ MARC D. HAMBURG	By:	/s/ MARC D. HAMBURG

	Name: Marc D. Hamburg		Name: Marc D. Hamburg
	Title: Treasurer		Title: Treasurer

CYPRESS INSURANCE COMPANY		COLUMBIA INSURANCE COMPANY

By:	/s/ RODNEY ELDRED	By:	/s/ MARC D. HAMBURG

	Name: Rodney Eldred		Name: Marc D. Hamburg
	Title: Vice President		Title: Treasurer

BH COLUMBIA INC.		NATIONAL LIABILITY & FIRE INSURANCE COMPANY

By:	/s/ MARC D. HAMBURG	By:	/s/ MARC D. HAMBURG

	Name: Marc D. Hamburg		Name: Marc D. Hamburg
	Title: President		Title: Treasurer

BLUE CHIP STAMPS		WESCO FINANCIAL CORPORATION

By:	/s/ JEFFREY L. JACOBSON	By:	/s/ JEFFREY L. JACOBSON

	Name: Jeffrey L. Jacobson		Name: Jeffrey L. Jacobson
	Title: Vice President		Title: Vice President

WESCO HOLDINGS MIDWEST, INC.		WESCO-FINANCIAL INSURANCE COMPANY

By:	/s/ MARC D. HAMBURG	By:	/s/ MARC D. HAMBURG

	Name: Marc D. Hamburg		Name: Marc D. Hamburg
	Title: Treasurer		Title: Assistant Secretary

WARREN E. BUFFETT

/s/ WARREN E. BUFFETT